Exhibit 10.2

WW INTERNATIONAL, INC.

TERM SHEET FOR

CONSULTANT STOCK OPTION AWARD

FOR GOOD AND VALUABLE CONSIDERATION, WW International, Inc., a Virginia corporation (the “Company”), hereby grants to the consultant of the Company identified below (the “Consultant”) a fully vested Option to purchase the aggregate number of shares of Common Stock of the Company specified below (the “Option Award”) at the purchase price per share specified below (the “Exercise Price”). The Option Award is granted upon the terms, and subject to the conditions, set forth in this Term Sheet and the Terms and Conditions for Consultant Stock Option Award as attached hereto (the “Terms and Conditions”), the latter hereby incorporated herein by this reference and each as amended from time to time. The Option Award granted hereunder is made and granted as a stand-alone award, separate and apart from, and outside of, the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “Plan”), and shall not constitute an Option Award granted under or pursuant to that Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option Award as though the Option Award had been granted under the Plan (including but not limited to the adjustment provision contained in the Plan), and the Option Award shall be subject to such terms, conditions and definitions which are hereby incorporated herein by reference and made a part hereof. Notwithstanding the foregoing, the Option Award shall not be counted for purposes of calculating the aggregate number of shares that may be issued or transferred pursuant to awards under the Plan or for purposes of calculating the award limitations under the Plan (including pursuant to Section 3(a) of the Plan). Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Terms and Conditions or the Plan.

Key Terms and Conditions

Name of Consultant:	Oprah Winfrey
Grant Date:	December 15, 2019
Aggregate Number of Shares subject to Option:	3,276,484
Exercise Price per Share of an Option:	US $38.84
Option Expiration Date:	November 30, 2025

By accepting this Term Sheet, the Consultant acknowledges that she has received and read, and agrees that the Option granted herein is subject to and qualified in its entirety by this Term Sheet and the Terms and Conditions, and shall be subject to the terms and conditions of this Term Sheet and the Terms and Conditions attached hereto.

The Consultant may not exercise any portion of the Option prior to the Shareholder Approval Effective Date (as defined in the Terms and Conditions). In the event that the Company’s shareholders fail to approve this Option Award at the Company’s 2020 Annual Meeting of Shareholders, this Option Award shall be deemed void ab initio.

WW INTERNATIONAL, INC.		CONSULTANT

By:	/s/ Mindy Grossman	/s/ Oprah Winfrey
Name:	Mindy Grossman	Oprah Winfrey
Title:	President and Chief Executive Officer	Address: c/o Harpo, Inc.
1041 North Formosa Avenue
West Hollywood, CA 90046

2

WW INTERNATIONAL, INC.

TERMS AND CONDITIONS FOR

CONSULTANT STOCK OPTION AWARD

WW International, Inc., a Virginia corporation (the “Company”), grants to the Consultant who is identified on the Term Sheet for Consultant Stock Option Award provided to the Consultant herewith (the “Term Sheet”) the Options specified in the Term Sheet, upon the terms and subject to the conditions set forth in (i) the Term Sheet and (ii) these Terms and Conditions for Consultant Stock Option Award (these “Terms and Conditions”), the latter hereby incorporated herein by this reference and each as amended from time to time. The Option Award granted hereunder is made and granted as a stand-alone award, separate and apart from, and outside of, the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “Plan”), and shall not constitute an Option Award granted under or pursuant to that Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option Award as though the Option Award had been granted under the Plan (including but not limited to the adjustment provision contained in the Plan), and the Option Award shall be subject to such terms, conditions and definitions which are hereby incorporated herein by reference and made a part hereof. Notwithstanding the foregoing, the Option Award shall not be counted for purposes of calculating the aggregate number of shares that may be issued or transferred pursuant to awards under the Plan or for purposes of calculating the award limitations under the Plan (including pursuant to Section 3(a) of the Plan).

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Term Sheet or the Plan.

Section 1.1 - Cause

“Cause” shall mean (i) the material breach by the Consultant of the Strategic Agreement which continues beyond 10 days after a written demand for substantial performance is delivered to the Consultant by the Company or its Affiliates, (ii) willful misconduct by the Consultant involving dishonesty or breach of trust in connection with the Consultant’s service which results in a demonstrable injury (which is other than de minimis) to the Company or its Affiliates, or (iii) the Consultant’s conviction for any felony involving moral turpitude.

Section 1.2 - Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee

“Committee” shall mean the Compensation and Benefits Committee of the Board of Directors of the Company.

Section 1.4 - Common Stock

“Common Stock” shall mean the common stock, no par value per share, of the Company.

Section 1.5 - Company

“Company” shall mean WW International, Inc.

Section 1.6 - Expiration Date

“Expiration Date” shall mean, with respect to Options, the expiration date specified on the Term Sheet.

Section 1.7 - Grant Date

“Grant Date” shall mean the date specified on the Term Sheet on which the Option Award was granted.

Section 1.8 - Options

“Option” or “Options” shall each mean the non-qualified stock option to purchase shares of Common Stock as granted under the Term Sheet and these Terms and Conditions.

Section 1.9 - Permanent Disability

The Consultant shall be deemed to have a “Permanent Disability” if the Consultant is unable to engage in the activities required to be performed by the Consultant by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or reasonably can be expected to last for a continuous period of not less than 12 months (in each case, as determined in good faith by a majority of the Committee, which determination shall be conclusive).

Section 1.10 - Plan

“Plan” shall mean the Company’s Second Amended and Restated 2014 Stock Incentive Plan.

Section 1.11 - Purchase Agreement

“Purchase Agreement” shall mean the Share Purchase Agreement by and between the Consultant and the Company entered into as of October 18, 2015, as amended from time to time.

Section 1.12 - SEC

“SEC” shall mean the U.S. Securities and Exchange Commission.

Section 1.13 - Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.14 - Shareholder Approval Effective Date

“Shareholder Approval Effective Date” shall mean the date upon which shareholder approval of this Option Award becomes effective.

Section 1.15 - Strategic Agreement

“Strategic Agreement” shall mean the Strategic Collaboration Agreement by and between the Company and the Consultant entered into as of October 18, 2015, as amended from time to time.

Section 1.16 - Transfer

“Transfer” shall mean any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, entry into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership (whether to be settled by delivery of shares, in cash or otherwise) or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors whether voluntary or by operation of law, directly or indirectly, of any Options or Common Stock issuable upon exercise of any Options.

ARTICLE II

GRANT OF OPTIONS

Section 2.1 - Grant of Options

On and as of the Grant Date, the Company irrevocably grants to the Consultant an Option to purchase the number of shares of its Common Stock specified on the Term Sheet upon the terms and conditions set forth in the Term Sheet and these Terms and Conditions. The Options shall be fully vested as of the Grant Date and shall be exercisable in accordance with Article III hereof.

Section 2.2 - Exercise Price for Options

Subject to Section 2.4 below, the exercise price of a share of Common Stock covered by an Option shall be the Exercise Price per share specified on the Term Sheet, without commission or other charge.

Section 2.3 - Consideration to the Company

In consideration of the granting of the Option Award by the Company, the Consultant agrees to render faithful and efficient services to the Company or its Affiliates pursuant to the Strategic Agreement. Nothing in the Term Sheet or in these Terms and Conditions shall confer upon the Consultant any right to continue in the service of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to terminate the services of the Consultant at any time for any reason whatsoever, with or without Cause, subject to the terms of the Strategic Agreement. Consultant hereby acknowledges and agrees that neither the Company or its Affiliates nor any other Person has made any representations or promises whatsoever to the Consultant concerning the Consultant’s service or continued service to the Company or its Affiliates.

Section 2.4 - Adjustments

Subject to the provisions of the Term Sheet and these Terms and Conditions, in the event that the outstanding shares of the Common Stock subject to an Option Award are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, change of control, reclassification, stock split, spin-off, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such Option Award, including the portions thereof then unexercised, that shall be exercisable, and to the Exercise Price per share.

ARTICLE III

EXERCISABILITY

Section 3.1 - Commencement of Exercisability

Unless otherwise provided in the Term Sheet or these Terms and Conditions, the shares subject to the Options shall be and remain exercisable from and after the Shareholder Approval Effective Date through the Expiration Date.

Section 3.2 - Expiration of Options

(a)    Option Award. The Options shall remain outstanding unless earlier exercised or terminated until the Expiration Date. Except as otherwise provided herein, the Options may not be exercised to any extent by Consultant after the first to occur of the following events:

(i)    The Expiration Date;

(ii)    The first anniversary of the date of the Consultant’s cessation of services by reason of death or Permanent Disability;

(iii)    The first business day which is ninety calendar days after the occurrence of a Cause event;

(iv)    The date the Option Award is deemed void ab initio pursuant to the Term Sheet; and

(v)    If the Committee so determines pursuant to the provisions of these Terms and Conditions, in the event of a Change in Control (as defined in the Plan). At least ten (10) days prior to the effective date of a Change in Control (as defined in the Plan), the Committee shall give the Consultant notice of such event unless the Options (i) have then been fully exercised or (ii) have otherwise become unexercisable under this Section 3.2.

ARTICLE IV

EXERCISE OF OPTIONS AND STOCKHOLDER RIGHTS

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Consultant, only she or the Trustee of a Consultant’s Trust may exercise the Options or any portion thereof. After the death of the Consultant, any exercisable portion of the Options may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by her personal representative or by any person empowered to do so under the Consultant’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

Any exercisable portion of the Options or the entire Options may be exercised in whole or in part at any time prior to the time when the Options or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3 - Manner of Exercise

The Options, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Options or such portion become unexercisable under Section 3.2:

(a)    Notice in writing signed by the Consultant or the other person then entitled to exercise the Options or portion thereof, stating that the Options or portion thereof are thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)    Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Options or portion thereof are exercised;

(c)    If requested by the Committee, a bona fide written representation and agreement, in a form reasonably satisfactory to the Committee, signed by the Consultant or other person then entitled to exercise such Options or portion thereof, stating that (i) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, have been properly made and any applicable waiting period thereunder has been terminated or has expired and (ii) the shares of stock are being acquired for her own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “1933 Act”), and then applicable rules and regulations thereunder, and that the Consultant or other person then entitled to exercise such Options or portion thereof will indemnify the Company and its Affiliates against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company or its Affiliates if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the 1933 Act and any other federal or state securities laws or regulations;

(d)    Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Options; and

(e)    In the event the Options or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Consultant, appropriate proof of the right of such person or persons to exercise the Options.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel reasonably acceptable to it to the effect that any subsequent Transfer of shares acquired on exercise of the Options does not violate the 1933 Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of the Options may bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c)(ii) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the 1933 Act, and such registration is then effective in respect of such shares.

Section 4.4 - Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the exercise of the Options, or any portion thereof shall be fully paid and nonassessable. The Company shall not be required to deliver any certificate or certificates for shares of stock purchased upon the exercise of the Options, or any portion thereof, prior to obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

Section 4.5 - Rights as Stockholder

(a)    Optionholder Rights. The holder of the Options shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Options or any portion thereof unless and until certificates representing such shares shall have been issued to such holder as provided under this Article IV. As soon as practicable following the date that the Consultant becomes entitled to receive the shares of Common Stock pursuant to this Article IV, certificates for the Common Stock shall be delivered to the Consultant or to the Consultant’s legal guardian or representative (or if such Common Stock is evidenced by uncertificated securities registered or recorded in records maintained by or on behalf of the Company in the name of a clearing agency, the Company will cause the Common Stock to be entered in the records of such clearing agency as owned by the Consultant).

(b)    Tax Advice. The Consultant is hereby advised to seek her own tax counsel regarding the taxation of an award of an Option made hereunder.

ARTICLE V

TRANSFERS

Section 5.1 - Representations, Warranties and Agreements

The Consultant agrees and acknowledges that she will not, directly or indirectly, offer, Transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of Common Stock issuable upon exercise of the Options (or any portion thereof) unless any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, have been properly made and any applicable waiting period thereunder has been terminated or has expired and such Transfer, sale, assignment, pledge, hypothecation or other disposition is permitted pursuant to the Term Sheet and these Terms and Conditions and (i) the Transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the 1933 Act, or (ii) counsel for the Consultant (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the 1933 Act and (iii) if the Consultant is a citizen or resident of any country other than the United States, or the Consultant desires to effect any such transaction in any such country, counsel for the Consultant (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that such transaction will not violate the laws of such country.

Section 5.2 - Acknowledgement by the Company

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following Transfers are deemed to be in compliance with the 1933 Act and the Term Sheet and these Terms and Conditions and no opinion of counsel is required in connection therewith: (x) a Transfer upon the death of the Consultant to her executors, administrators, testamentary trustees, legatees or beneficiaries, provided that such Transfer is made expressly subject to the Term Sheet and these Terms and Conditions and that such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions and (y) a Transfer made after the Grant Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Consultant, her spouse or her lineal descendants (including lineal descendants by adoption) (a “Consultant’s Trust”), provided that such Transfer is made expressly subject to the Term Sheet and these Terms and Conditions and that such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions. Immediately prior to any Transfer to a Consultant’s Trust, the Consultant shall provide the Company with a copy of the instruments creating a Consultant’s Trust and with the identity of the beneficiaries of such Consultant’s Trust. The Consultant shall notify the Company immediately prior to any change in the identity of any beneficiary of a Consultant’s Trust.

Section 5.3 - Transfer Restrictions

(a)    The Common Stock issued to the Consultant upon exercise of the Options may not be Transferred, sold or in any other way disposed of, except under the circumstances that a “Permitted Transfer” (as defined under the Purchase Agreement) is permitted under the terms of the Purchase Agreement (treating shares of Common Stock acquired upon exercise of the Options as “Purchased Shares” within the meaning of the Purchase Agreement for this purpose), until such time as the Transfer restrictions set forth in the immediately succeeding sentence lapse; provided, with respect to any Transfer made pursuant to clause (i), (ii) or (iii) of such definition of “Permitted Transfer”, such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions. Such Transfer restrictions shall lapse as to (i) 759,456 of the shares underlying the Options on August 31, 2021, (ii) 1,518,911 of the aggregate number of shares underlying the Options on June 30, 2022, (iii) 2,278,366 of the aggregate number of shares underlying the Options on April 30, 2023, (iv) 2,658,094 of the aggregate number of shares underlying the Options on April 30, 2024, and (v) the full number of shares underlying the Options on May 31, 2025 (each such amount calculated as if this Option was not exercised, regardless of the number of shares that were exercised); provided, however, upon the occurrence of any Cause event that occurs prior to May 31, 2025, any such Transfer restriction then and thereafter in effect pursuant to this Section 5.3 shall continue and not lapse until May 31, 2025 irrespective of the lapse dates set forth in items (i) though (v) above.

(b)    Except as otherwise provided herein, neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Consultant or her successors in interest or shall be subject to disposition by Transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent Transfers by will or by the applicable laws of descent and distribution.

(c)    Subject to Article VI of the Purchase Agreement, if requested by the Committee, the Consultant agrees that if shares of capital stock of the Company or any other securities of the Company that are convertible into or exchangeable or exercisable for capital stock of the Company (collectively, “Securities”) are registered pursuant to a registration statement filed with the SEC (other than a registration statement on Form S-8), the Consultant will not sell or otherwise Transfer any Securities of the Company other than those included in such filing from the date of filing such registration statement (or in the case of “shelf” registration statement, from the earlier of (x) the date of the initial preliminary prospectus and (y) the date of the final prospectus), until up to 90 days after the public offering date set forth in the final prospectus.

(d)    Notwithstanding anything herein to the contrary, the provisions of this Section 5.3 will terminate (i) immediately prior to a Change in Control (as such term is defined in the Purchase Agreement), and (ii) in the event that either (a) Consultant in her capacity as Director Designee (as defined in the Purchase Agreement) is not elected to the Board of Directors (other than as a result of the Consultant’s noncompliance with, or inability to satisfy the director eligibility requirements set forth in, Article IV of the Purchase Agreement); or (b) Consultant is not afforded the right to have an Observer (as defined in the Purchase Agreement) as set forth in Section 4.1 of the Purchase Agreement.

Section 5.4 - Intentionally Omitted

ARTICLE VI

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

Section 6.1 - Authorization

The Company represents and warrants to the Consultant that (i) the Term Sheet and these Terms and Conditions has been duly authorized, executed and delivered by the Company, and (ii) upon exercise of the Options (or any portion thereof), the Common Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable. The Company hereby agrees that it will submit this Option Award for shareholder approval at the Company’s 2020 Annual Meeting of Shareholders and, except as otherwise required by the Board of Directors’ fiduciary duties, the Board of Directors will recommend to the Company’s shareholders that they approve this Option Award.

Section 6.2 - Registration

The Company shall register the Common Stock underlying the Options on a Form S-8 Registration Statement within ten (10) calendar days after the Shareholder Approval Effective Date, and the Company will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Consultant to sell her shares of Stock without registration under the 1933 Act within the limitations of the exemptions provided by (A) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 6.2, the Company may deregister under Section 12 of the Act if it is then permitted to do so pursuant to the Act and the rules and regulations thereunder. Nothing in this Section 6.2 shall be deemed to limit in any manner the restrictions on sales of Common Stock contained in the Term Sheet and these Terms and Conditions. In the event that a Form S-8 Registration Statement relating to the Common Stock underlying the Options is not filed with the SEC within ten (10) calendar days after the Shareholder Approval Effective Date, Section 5.3 of these Terms and Conditions shall be of no further force or effect.

ARTICLE VII

MISCELLANEOUS

Section 7.1 - Shares to Be Reserved

The Company shall at all times from the Shareholder Approval Effective Date and continuing for the duration of the term of the Option Award reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Term Sheet and these Terms and Conditions.

Section 7.2 - Recapitalizations, etc.

The provisions of the Term Sheet and these Terms and Conditions shall apply, to the full extent set forth herein with respect to the Option Award, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company or its Affiliates (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Option Award, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

Section 7.3 - State Securities Laws

The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the issuance of the shares underlying the Options to the Consultant.

Section 7.4 - Binding Effect

The provisions of the Term Sheet and these Terms and Conditions shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under the Term Sheet and these Terms and Conditions, such transferee shall be deemed the Consultant hereunder; provided, however, that no transferee shall derive any rights under the Term Sheet and these Terms and Conditions unless and until such transferee has delivered to the Company a Joinder (in the form attached hereto as Exhibit A) and becomes bound by the terms of the Term Sheet and these Terms and Conditions.

Section 7.5 - Miscellaneous

In the Term Sheet and these Terms and Conditions, (i) all references to “dollars” or “$” are to United States dollars and (ii) the word “or” is not exclusive. If any provision of the Term Sheet and these Terms and Conditions shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

Section 7.6 - Notices

Any notice to be given under the terms of the Term Sheet and these Terms and Conditions shall be in writing and shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as set forth below, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Any notice shall be sent to the party to be notified at the address as set forth in this Section 7.7 or the signature pages to the joinder agreement substantially in the form of Exhibit A hereto; provided, however that by a notice given pursuant to this Section 7.7, either party may hereafter designate a different address for notices to be given to Company or Consultant and any notice which is required to be given to the Consultant shall, if the Consultant is then deceased, be given to the Consultant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 7.7.

If to Company:

WW International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

Facsimile: 212-589-2858

Attention: General Counsel and Secretary

With a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile: (212) 455-2502

Attention: Kenneth B. Wallach

If to Consultant:

Oprah Winfrey

c/o Harpo, Inc.

1041 North Formosa Avenue

West Hollywood, CA 90046

With a copy (not constituting notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Marc Chamlin, Esq. and Lloyd L. Rothenberg, Esq.

Fax: (212) 656-1076

E-mail: mchamlin@loeb.com; lrothenberg@loeb.com.

Section 7.7 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Term Sheet and these Terms and Conditions.

Section 7.8 - Applicability of Plan

The Common Stock issued to the Consultant upon exercise of the Options shall be subject to all of the terms and provisions of the Term Sheet and these Terms and Conditions (including the terms and conditions of the Plan incorporated by reference herein), to the extent applicable to the Option and any shares of Common Stock issuing upon the exercise of the Options (or any portion thereof). In the event of any conflict between the Term Sheet and these Terms and Conditions, these Terms and Conditions shall control.

Section 7.9 - Intentionally Omitted

Section 7.10 - Amendment

The Term Sheet and these Terms and Conditions may be amended only by a writing executed by the parties hereto which specifically states that it is amending the Term Sheet or these Terms and Conditions, as applicable.

Section 7.11 - Governing Law

The Term Sheet and these Terms and Conditions shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.12 - Jurisdiction

The parties to the Term Sheet and these Terms and Conditions agree that jurisdiction and venue in any action brought by any party hereto pursuant to the Term Sheet and these Terms and Conditions shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York. By execution and delivery of the Term Sheet and these Terms and Conditions, each party hereto irrevocably submits to the jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

Section 7.13 - Counterparts

The Term Sheet and these Terms and Conditions may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Term Sheet for Consultant Stock Option Award and that certain Terms and Conditions for Consultant Stock Option Award, effective as of                      (collectively, the “Agreement”), by and between WW INTERNATIONAL, INC. (the “Company”) and Ms. Oprah Winfrey (the “Consultant”). By execution of this Joinder, the undersigned shall have all the rights, and shall observe all the obligations, applicable to the Consultant (except as otherwise set forth in the Agreement), and to have made on the date hereof all representations and warranties made by such Consultant, modified, if necessary, to reflect the nature of the undersigned as a trust, estate or other entity.

Name:

Address for Notices:	With copies to:

Signature:

Date: